Exhibit 10(a)

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement (this “Agreement”) is made as of the • day of •, 200•, by and between Tim Hortons Inc., a Delaware corporation (the “Tim Hortons”), and •, an individual (“Indemnitee”).

RECITALS

A. The bylaws (the “Bylaws”) of Tim Hortons provide for the indemnification of the officers, directors and employees of Tim Hortons and/or its subsidiaries (“Subsidiaries”) and affiliates (Tim Hortons and its subsidiaries and affiliates being collectively referred to herein as the “Company”) to the greatest extent permitted by Delaware law, including the Delaware General Corporation Law, as amended (the “DGCL”).

B. The Bylaws and the DGCL permit contracts between Tim Hortons and the officers, directors or other employees of the Company with respect to indemnification of such officers, directors or other employees.

C. Tim Hortons recognizes that capable and qualified individuals are becoming increasingly reluctant to serve as officers or directors of or in certain other employee capacities at public corporations as a result of the recent and ongoing enactment of statutes and regulations pertaining to officers’, directors’ and other employees’ responsibilities and the increasing risk of lawsuits against officers, directors and other employees in the current corporate climate, unless such individuals are provided with more certain and secure protection against exposure to unreasonable personal risk arising from their service and activities on behalf of a corporation.

D. Tim Hortons is aware that individuals recruited to serve as officers or directors of or in certain other employee capacities at public corporations generally are more likely to agree to provide services to corporations that provide for separate indemnification agreements because, unlike indemnification provisions contained in the certificate of incorporation or the bylaws of a company or state statutory provisions, the indemnification provisions contained in a separate agreement generally may not be amended or rescinded without the consent of the individual who is a party to the agreement.

E. Tim Hortons recognizes that, in furtherance of its objectives and in order to enhance Tim Hortons’ investments in its Subsidiaries and affiliates, it is in the best interests of Tim Hortons and its shareholders to attract and retain capable and qualified individuals to serve as officers, directors and in certain other employment positions with Tim Hortons and with the Subsidiaries and affiliates of Tim Hortons and to enable such officers, directors and other employees to exercise their judgment in the best interests of the Company without being affected by the threat of exposure to unreasonable personal risk.

F. To induce Indemnitee to serve and/or continue to serve as an officer of Tim Hortons, and, if applicable, as an officer, director or other employee of a Subsidiary or affiliate of Tim Hortons, Tim Hortons entered into an indemnity agreement (the “Original Tim Hortons Indemnity Agreement”) on September 29, 2006 with Indemnitee to indemnify Indemnitee and advance expenses to Indemnitee as set forth therein.

G. On February 6, 2007, the Board of Directors of Tim Hortons approved changes to the form of Original Tim Hortons Indemnity Agreement to make certain clarifying changes and, therefore, Tim Hortons and Indemnitee desire to enter into this Agreement to amend and restate the Original Tim Hortons Indemnity Agreement in its entirety, except to the extent set forth in Section 11.17 hereof. This Agreement shall be supplemental to any indemnity provided to the Indemnitee under applicable law or any rights of indemnity to which the Indemnitee is entitled under a separate agreement; provided that Indemnitee shall not be required to first proceed against any other entity before enforcing the Indemnitee’s rights under this Agreement.

AGREEMENT

In consideration of Indemnitee’s service as an officer of Tim Hortons and/or as an officer, director or employee of a Subsidiary or affiliate of Tim Hortons after the date of the Original Tim Hortons Indemnity Agreement, Tim Hortons and Indemnitee hereby agree as follows:

1. CERTAIN DEFINITIONS. Capitalized terms used but not otherwise defined in this agreement shall have the meanings set forth below:

“Corporate Status” means the fact that a person is or was (i) an officer of Tim Hortons, (ii) an officer, director or employee of a Subsidiary or affiliate of Tim Hortons, (iii) serving at the request of the Company on the board of directors or other governing body of a Subsidiary or affiliate of Tim Hortons or as an officer, employee, partner or in a similar function with a Subsidiary or affiliate of Tim Hortons, or (iv) serving at the request of Tim Hortons as an officer, employee or director of an association or non-profit organization affiliated with Tim Hortons. A Proceeding shall be deemed to have been brought by reason of a person’s “Corporate Status” if it is brought because of the status described in the preceding sentence or because of any action or inaction on the part of such person in connection with such status.

“Disinterested Director” means a director of Tim Hortons who is not and was not a party to or threatened with a Proceeding in respect of which indemnification is sought by Indemnitee.

“Expenses” shall include all reasonable attorneys’ fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel and deposition costs, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with (a) prosecuting, defending, preparing to prosecute or defend, investigating, settling or appealing a Proceeding (including the cost of any appeal bond or its equivalent), (b) for purposes of Section 2.1 only, being prepared to be a witness or otherwise participating in a Proceeding or (c) enforcing a right under this Agreement (including any right to indemnification or advancement of expenses under this Agreement).

“Independent Counsel” means an attorney, or a firm having associated with it an attorney, who neither currently is nor in the past five years has been retained by or performed services for the Company or any person to be indemnified by the Company.

“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, in which Indemnitee was, is or would be involved as a party or otherwise (including as a witness) by reason of the Indemnitee’s Corporate Status, including one pending on or before the date of this Agreement; but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement. For purposes of this definition, the term “threatened” shall be deemed to include, but not be limited to, Indemnitee’s good faith belief that a claim or other assertion may lead to initiation of a Proceeding.

“Reviewing Party” means the person, persons or entity selected to make the determination of the entitlement to indemnification pursuant to Section 5.3 hereof.

2. INDEMNIFICATION.

2.1 Proceedings not by or in Right of the Company. Tim Hortons hereby agrees to hold harmless and indemnify Indemnitee to the greatest extent permitted by Delaware law, including the provisions of the DGCL, and by the Bylaws, as such may be amended from time to time, if Indemnitee was or is a party, witness, or other participant, or is threatened to be made a party, witness, or other participant, to any Proceeding, other than a Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

2.2 Proceedings by or in Right of the Company. Tim Hortons hereby agrees to hold harmless and indemnify Indemnitee to the greatest extent permitted by Delaware law, including the provisions of the DGCL, and by the Bylaws, as such may be amended from time to time, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or settlement of such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be paid in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware (the “Court”) determines, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such Court shall deem proper.

2.3 Indemnification for Expenses of an Indemnitee Who is Wholly or Partly Successful. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 2.1 or 2.2 of this Agreement, or in defense of any claim, issue or matter in such Proceeding, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by the Indemnitee or on Indemnitee’s behalf in connection with such Proceeding.

3. ADVANCEMENT OF EXPENSES.

3.1 Advancement Obligation. Tim Hortons shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding prior to the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by Tim Hortons. Any advances and undertakings to repay pursuant to this Section 3.1 shall not be secured, shall not bear interest and shall provide that, if Indemnitee has commenced or thereafter commences legal proceedings in the Court to secure a determination that Indemnitee should be indemnified under applicable law with respect to such Proceeding, Indemnitee shall not be required to reimburse Tim Hortons for any advancement of Expenses in respect of such Proceeding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3.2 Timing and Contents. Any advancement of Expenses pursuant to Section 3.1 hereof shall be made within ten days after the receipt by Tim Hortons of a written statement from Indemnitee requesting such advancement from time to time and accompanied by or preceded by the undertaking referred to in Section 3.1 above. Each statement requesting advancement shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding for which advancement is being sought.

4. CONTRIBUTION IN THE EVENT OF JOINT LIABILITY. Whether or not the indemnification provided in this Agreement is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), Tim Hortons shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company, on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations that applicable law may require to be considered. The relative fault of the Company, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

5. PROCEDURES AND PRESUMPTIONS FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

5.1 Timing of Payments. All payments of Expenses, judgments, fines, amounts paid in settlement and other amounts by Tim Hortons to Indemnitee pursuant to this Agreement shall be made as soon as practicable after written demand therefor by Indemnitee is presented to Tim Hortons, but in no event later than (a) 30 days after such demand is presented or (b) such later date as may be permitted for the determination of entitlement to indemnification pursuant to Section 5.7 hereof, if applicable; provided, however, that advances of Expenses shall be made within the time period provided in Section 3.2 hereof.

5.2 Request for Indemnification. Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit to Tim Hortons a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee shall submit such claim for Indemnification within a reasonable time, not to exceed five years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the five-year period). The Secretary of Tim Hortons shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of Tim Hortons (the “Board”) in writing that Indemnitee has requested indemnification.

5.3 Reviewing Party. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.2 hereof, to the extent that the Indemnitee’s entitlement to such indemnification is governed by Section 2.1 or 2.2 of this Agreement, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods: (a) so long as there are Disinterested Directors with respect to such Proceeding, a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) so long as there are Disinterested Directors with respect to such Proceeding, a committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or if a majority of Disinterested Directors so direct, Independent Counsel (designated for such purpose by the Board) in a written opinion delivered to the Board, a copy of which shall also be delivered to Indemnitee. The person, persons or entity chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification shall act reasonably and in good faith in making such determination.

5.4 Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.3 hereof, the Independent Counsel shall be selected as provided in this Section 5.4. The Independent Counsel shall be selected by the Board, and Tim Hortons shall promptly give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to Tim Hortons a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court has ruled against such objection. If, within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.2 hereof, no Independent Counsel shall have been selected or an Independent Counsel shall have been selected but an objection thereto shall have been properly made and remained unresolved, either Tim Hortons or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Indemnitee to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.3 hereof. Tim Hortons shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5.3 hereof.

5.5 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. In making a determination with respect to entitlement to indemnification hereunder which under this Agreement or applicable law requires a determination of Indemnitee’s good faith, and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, if Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful, the Reviewing Party shall presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, that Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or inaction is based solely on Indemnitee’s reliance upon the records of the Company and upon such information, opinions, reports or statements, including financial statements and other financial data, that were prepared or presented by one or more officers or employees of the Company or committees of the Board or by any other person as to matters that Indemnitee reasonably believed were within such person’s professional or expert competence and who was selected by or on behalf of the Company; provided, however, this sentence shall not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met such standard of conduct. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

5.6 No Presumption in Absence of Determination or as Result of Adverse Determination. Neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination under this Agreement or applicable law that Indemnitee should be indemnified under this Agreement, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

5.7 Timing of Determination. If the Reviewing Party shall not have made a determination within 30 days after receipt by Tim Hortons of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (b) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 45 days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto.

5.8 Cooperation. Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification, including providing to such Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. The Reviewing Party shall act reasonably and in good faith in making a determination under this Agreement of Indemnitee’s entitlement to indemnification.

6. LIABILITY INSURANCE. If Indemnitee is an officer of Tim Hortons or an officer, director or key employee of a Subsidiary or affiliate of Tim Hortons, Tim Hortons shall, from time to time, make the good faith determination whether or not it is practicable for it to obtain and maintain a policy or policies of directors’ and officers’ liability insurance with one or more reputable insurance companies. Among other considerations, Tim Hortons will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance obtained by Tim Hortons, if Indemnitee is an officer, director or key employee, Indemnitee shall be named as an insured party in such manner as to provide Indemnitee with the same rights and benefits as are afforded to similarly situated officers of Tim Hortons and officers, directors and key employees of Tim Hortons’ Subsidiaries and affiliates. Notwithstanding the foregoing, Tim Hortons shall have no obligation to obtain or maintain such insurance if it determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. If applicable, Tim Hortons shall promptly notify Indemnitee of any such determination not to provide insurance coverage. In the event that Tim Hortons does maintain such insurance for the benefit of Indemnitee, the right to indemnification and advancement of Expenses as provided herein shall apply only to the extent that Indemnitee has not been indemnified and actually reimbursed pursuant to such insurance.

7. REMEDIES OF INDEMNITEE RELATING TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

7.1 Enforcement of Rights. In the event that (a) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 3.2 of this Agreement, (c) no determination of entitlement to indemnification shall have been made within the time period specified in Section 5.7 of this Agreement, or (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 5.1 of this Agreement, Indemnitee shall thereafter be entitled under this Agreement to commence a proceeding in the Court, seeking an adjudication of Indemnitee’s entitlement to such indemnification, payment of indemnified amounts, or advancement of Expenses. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7.1. Tim Hortons shall not oppose Indemnitee’s right to seek any such adjudication.

7.2 Standard of Review. In the event that a determination shall have been made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo review on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 5.

7.3 Effect on Tim Hortons. If a determination shall have been made pursuant to Section 5 of this Agreement that Indemnitee is entitled to indemnification, Tim Hortons shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification or (b) a prohibition of such indemnification under applicable law.

7.4 Binding Agreement. Both Tim Hortons and the Indemnitee shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in the Court that Tim Hortons and the Indemnitee are bound by all the provisions of this Agreement.

7.5 Indemnitee’s Success on Merits or Otherwise. In the event that Indemnitee commences a proceeding pursuant to this Section 7 to enforce a right of Indemnitee under this Agreement, then, to the extent that Indemnitee is successful on the merits or otherwise in such proceeding, or in connection with any claim, issue or matter therein, Indemnitee shall be indemnified by Tim Hortons against Expenses actually and reasonably incurred by the Indemnitee in connection with such proceeding.

8. EXCEPTIONS TO RIGHT OF INDEMNIFICATION. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement:

8.1 Claims by Indemnitee. With respect to any claim (whether an original claim, counterclaim, cross-claim or third-party claim) brought or made by Indemnitee in a Proceeding, unless the bringing or making of such claim shall have been approved or ratified by the Board; provided, however, that the foregoing shall not apply to any claims brought or made by Indemnitee to enforce Indemnitee’s rights hereunder.

8.2 Bad Faith or Frivolous Defenses. For Expenses incurred by Indemnitee with respect to any action instituted by or in the name of Tim Hortons against the Indemnitee to enforce or interpret this Agreement, if and to the extent that the Court declares or otherwise determines in a final, unappealable judgment that each of the material defenses asserted by Indemnitee was made in bad faith or was frivolous.

8.3 Purchase and Sale of Securities. For Expenses and other liabilities arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar state or successor statute.

8.4 Unlawful Payments. For Expenses and other liabilities if and to the extent that the Court declares or otherwise determines in a final, unappealable judgment that Tim Hortons is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful.

9. NOTIFICATION AND DEFENSE OF CLAIM.

9.1 Notification. Indemnitee agrees promptly to notify Tim Hortons in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification covered hereunder. The failure to so notify Tim Hortons shall not relieve Tim Hortons of any obligation that it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices Tim Hortons.

9.2 Defense of Claim. With respect to any Proceeding (other than a Proceeding brought by or in the right of Tim Hortons) as to which Indemnitee notifies Tim Hortons of the commencement thereof:

(a) Tim Hortons may participate therein at its own expense;

(b) Tim Hortons, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Tim Hortons to Indemnitee of its election to assume the defense thereof, Tim Hortons shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee or the incurrence of any other Expense has been authorized by Tim Hortons, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Tim Hortons (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such Proceeding, or (iii) Tim Hortons shall not, in fact, have employed counsel to assume the defense of such Proceeding;

(c) Tim Hortons shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement in any Proceeding effected without Tim Hortons’ written consent;

(d) Tim Hortons shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; and

(e) Neither Tim Hortons nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete release of Indemnitee.

10. DURATION OF AGREEMENT. All agreements, rights and obligations of Tim Hortons and Indemnitee contained herein shall continue during the period Indemnitee is an officer of Tim Hortons or an officer, director or other employee of a Subsidiary or affiliate of Tim Hortons and shall continue thereafter so long as Indemnitee shall be subject under applicable law to the assertion of any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

11. MISCELLANEOUS.

11.1 No Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employment of Tim Hortons or any of its Subsidiaries or affiliated entities.

11.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of Tim Hortons and Indemnitee in respect of its subject matter and supersedes all prior understandings, agreements and representations by or among Tim Hortons and Indemnitee, written or oral, to the extent they relate in any way to the subject matter hereof.

11.3 Successors. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, Tim Hortons and Indemnitee and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

11.4 Assignment. Neither Tim Hortons nor Indemnitee may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other; provided, however, that Tim Hortons may assign all (but not less than all) of its rights and interests hereunder to any direct or indirect successor to all or substantially all of the business or assets of Tim Hortons by purchase, merger, consolidation or otherwise.

11.5 Merger or Consolidation. In the event that Tim Hortons shall be a constituent corporation in a consolidation, merger or other reorganization, Tim Hortons, if it shall not be the surviving, resulting or acquiring entity therein, shall require as a condition thereto that the surviving, resulting or acquiring entity agree to assume all of the obligations of Tim Hortons hereunder and to indemnify Indemnitee to the full extent provided herein. Whether or not Tim Hortons is the resulting, surviving or acquiring entity in any such transaction, Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring entity as the Indemnitee would have with respect to Tim Hortons if its separate existence had continued.

11.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Tim Hortons:

Tim Hortons Inc.

874 Sinclair Road

Oakville, Ontario L6K 2Y1

Attn: General Counsel

Fax: (905) 845-1458

If to Indemnitee:

[Name]

[Address]

Tel: •

Fax: •

Email: •

Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address, facsimile number or electronic mail address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address, facsimile number or electronic mail address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

11.7 Specific Performance. Each of Tim Hortons and Indemnitee acknowledges and agrees that the other would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in the Court, in addition to any other remedy to which such party may be entitled at law or in equity.

11.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

11.9 Governing Law; Jurisdiction. This Agreement and the performance of the parties’ obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

In the event of any dispute, claim, action, or controversy arising out of the terms or conditions of this Agreement, including but not limited to a determination regarding advances or the payment of amounts in indemnification in accordance with the terms hereof, each party hereto agrees that such dispute, claim, action or controversy shall be brought and heard exclusively in the Court, and all applicable appellate courts thereof, and each party hereby waives any objection to jurisdiction, venue, or forum non conveniens that such party may have otherwise had if this provision were not included herein.

11.10 Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by the parties. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

11.11 Nonexclusivity of Rights; Survival of Rights; Severability.

(a) The rights provided by this Agreement (including rights to indemnification, advancement of expenses and contribution) (i) shall not be exclusive of, and shall be in addition to, any other rights to indemnification, advancement of expenses or contribution to which Indemnitee may at any time be entitled under the Certificate, the Bylaws, applicable law (including the DGCL), any insurance policy, agreement, vote of shareholders or Disinterested Directors or otherwise, as to any actions or failures to act by Indemnitee, (ii) shall continue pursuant to Section 10 after the Indemnitee has ceased to be an officer of Tim Hortons or an officer, director or other employee, as applicable, of any Subsidiary or affiliate of Tim Hortons and (iii) shall inure to the benefit of the Indemnitee’s heirs, executors, administrators and personal representatives. In the event of any changes, after the date of this Agreement, in any applicable law which expands the right of Tim Hortons to indemnify an officer, director or other employee, as applicable, of Tim Hortons or any Subsidiary or affiliate thereof such changes shall be deemed to be within the purview of Indemnitee’s rights and Tim Hortons’ obligations under this Agreement. In the event of any change in any applicable law which narrows the right of Tim Hortons to indemnify an officer, director or other employee, as applicable, of Tim Hortons or any Subsidiary or affiliate thereof, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by the Court not to be enforceable in accordance with its terms, the parties agree that the Court shall have the power to modify the provision in a manner consistent with its objectives (and only to the extent necessary) such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

11.12 Subrogation; No Duplicative Payments.

(a) In the event of payment under this Agreement, Tim Hortons shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Tim Hortons effectively to bring suit to enforce such rights.

(b) Tim Hortons shall not be liable to make any payment under this Agreement to Indemnitee if and to the extent that Indemnitee has actually received payment under any insurance policy, contract, the Bylaws or otherwise of the amounts otherwise payable hereunder.

11.13 Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

11.14 Construction. If any provision of this Agreement should be deemed to exceed the authority granted to the Company by Delaware law in effect as of February 6, 2007, then such provision shall be deemed to be amended to the extent (and only to the extent) necessary to comply with Delaware law. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law shall be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If either party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.15 Remedies. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights or remedies now or hereafter available at law or in equity or otherwise. Except as expressly provided herein, nothing herein shall be considered an election of remedies. The assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other remedy.

11.16 Mutual Acknowledgement. Nothing in this Agreement is intended to require or shall be construed as requiring Tim Hortons to do or fail to do any act in violation of applicable law. Both Tim Hortons and Indemnitee acknowledge that in certain instances, Federal or state law or applicable public policy may prohibit Tim Hortons from indemnifying the Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that Tim Hortons has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to the Court in certain circumstances for a determination of Tim Hortons’ right under public policy to indemnify Indemnitee. Tim Hortons’ inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

11.17 Prior Agreement. The Indemnitee entered into an Indemnification Agreement with Wendy’s International, Inc. (“Wendy’s”) prior to the date of the Original Tim Hortons Indemnity Agreement (“Prior Agreement”). In Section 11.17 of the Original Tim Hortons Indemnity Agreement, Indemnitee and Wendy’s agreed that the Original Tim Hortons Indemnity Agreement was made and entered into by Tim Hortons to replace the Prior Agreement commencing as of the date of the Original Tim Hortons Indemnity Agreement as a result of Tim Hortons’ separation from Wendy’s. The Indemnitee and Wendy’s further agreed that the Indemnitee shall continue to have all agreements, rights, and obligations under the Prior Agreement for matters arising prior to the date of the Original Tim Hortons Indemnity Agreement covered under the Prior Agreement, and Wendy’s shall continue to have the agreements, rights, and obligations under and in accordance with the terms of the Prior Agreement for matters relating to the period prior to the date of the Original Tim Hortons Indemnity Agreement. Wendy’s executed the Original Tim Hortons Indemnity Agreement to indicate its acceptance and agreement to these provisions. Tim Hortons and Indemnitee agree that this Agreement shall replace and supercede all of the terms and conditions of the Original Tim Hortons Indemnity Agreement in its entirety, except for Section 11.17 of the Original Tim Hortons Indemnity Agreement, which shall continue in force and effect notwithstanding the amendment and restatement of the Original Tim Hortons Indemnity Agreement. For greater certainty, the amendment and restatement of the Original Tim Hortons Indemnity Agreement as between Tim Hortons and Indemnitee as to all other terms and provisions of the Original Tim Hortons Indemnity Agreement except Section 11.17 thereof shall not obviate, modify or limit the effectiveness in any way of Section 11.17 of the Original Tim Hortons Indemnity Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first hereinabove written.

TIM HORTONS INC.

By:
PAUL D. HOUSE
Chief Executive Officer and President

INDEMNITEE

•, an individual

Acknowledgment and Agreement as to Section 11.17 only:

WENDY’S INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title: